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                                                                    EXHIBIT 23.5

                          CONSENT OF FINANCIAL ADVISOR

     We hereby consent to the use in this Registration Statement on Form S-4 of our draft letter to the Board of Directors of Charter Federal Savings Bank included as Appendix B to the Prospectus/Proxy Statement that is a part of this Registration Statement, and to the references to such letters and to our firm in such Prospectus/Proxy Statement. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          /s/  Wheat, First Securities, Inc.
                                          --------------------------------------
                                          WHEAT, FIRST SECURITIES, INC.

RICHMOND, VIRGINIA
AUGUST 15, 1995